Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

APRIL 30, 2014

Equity Residential Reports First Quarter 2014 Results
11% Increase in Normalized FFO per Share

Chicago, IL - April 30, 2014 - Equity Residential (NYSE: EQR) today reported results for the quarter ended March 31, 2014. All per share results are reported as available to common shares on a diluted basis.

“As expected, fundamentals across our core markets, with the exception of Washington DC, remain favorable with continued strong demand and manageable new supply,” said David J. Neithercut, Equity Residential’s President and CEO. “As we approach our primary leasing season with occupancy of 95.9% and renewal rates achieved to date of 5.3%, we are well positioned for yet another year of strong revenue growth.”

First Quarter 2014
FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the first quarter of 2014 was $0.71 per share compared to $0.22 per share in the first quarter of 2013. The difference is due primarily to the expenses and prepayment penalties the company incurred in the first quarter of 2013 in connection with the Archstone acquisition, along with the items described below.

For the first quarter of 2014, the company reported Normalized FFO of $0.71 per share compared to $0.64 per share in the same period of 2013. The following items impacted Normalized FFO per share in the quarter:

•
the positive impact of approximately $0.04 per share from higher same store net operating income (NOI) and approximately $0.01 per share from NOI from non-same store properties currently in lease up; and

•	the positive impact of approximately $0.02 per share from lower total interest expense.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. A reconciliation and definition of Normalized FFO are provided on pages 23 and 25 of this release and the company has included guidance for Normalized FFO on page 24 of this release.

For the first quarter of 2014, the company reported earnings of $0.22 per share compared to $3.01 per share in the first quarter of 2013. The difference is due primarily to approximately $1.2 billion in higher gains on property sales in the first quarter of 2013, partially offset by higher depreciation expense in the first quarter of 2013 as a result of the Archstone acquisition as well as the expenses and prepayment penalties incurred in connection with the Archstone acquisition.

Same Store Results
The company’s same store results include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the company.

On a same store first quarter to first quarter comparison, which includes 100,984 apartment units, revenues increased 4.0%, expenses increased 3.2% and NOI increased 4.4%.

Investment Activity
During the first quarter of 2014, the company acquired a 430-unit apartment property in Los Angeles for a purchase price of approximately $143.0 million and a capitalization (cap) rate of 4.9%. Also during the quarter, the company acquired additional development rights at one of its existing land sites in Manhattan for approximately $5.5 million.

The company sold no properties or land parcels during the first quarter of 2014.

During the first quarter of 2014, the company completed construction on five development projects, consisting of 1,290 apartment units, at a total development cost of approximately $368.3 million. Two of these properties are located in Seattle and one each in Southern California, South Florida and Washington, DC.

Also during the quarter, the company started construction on three development projects, which will consist of a total of 1,145 apartment units, at a total development cost of approximately $614.3 million. Two of these properties are located in San Francisco and one in Southern California.

Second Quarter 2014 Guidance
The company has established a Normalized FFO guidance range of $0.74 to $0.78 per share for the second quarter of 2014. The difference between the company’s first quarter Normalized FFO of $0.71 per share and the midpoint of the second quarter guidance range of $0.76 per share is due primarily to:

•	the positive impact of approximately $0.05 per share from higher NOI from same store properties and properties in lease up;

•	the positive impact of approximately $0.01 per share from other items including lower general and administrative expenses; and

•	the negative impact of approximately $0.01 per share from higher total interest expense.

Second Quarter 2014 Earnings and Conference Call
Equity Residential expects to announce second quarter 2014 results on Tuesday, July 29, 2014 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, July 30, 2014.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 396 properties consisting of 111,537 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Thursday, May 1, at 10:00 a.m. Central. Please visit the Investor section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2014	2013
REVENUES
Rental income	$630,725	$502,562
Fee and asset management	2,717	2,160
Total revenues	633,442	504,722

EXPENSES
Property and maintenance	125,573	98,529
Real estate taxes and insurance	82,094	65,095
Property management	22,118	22,489
Fee and asset management	1,662	1,646
Depreciation	185,167	196,222
General and administrative	17,576	16,495
Total expenses	434,190	400,476

Operating income	199,252	104,246

Interest and other income	605	320
Other expenses	(657)	(21,719)
Interest:
Expense incurred, net	(113,049)	(194,467)
Amortization of deferred financing costs	(2,792)	(6,948)
Income (loss) before income and other taxes, (loss) from investments in unconsolidated entities, net (loss) on sales of land parcels and discontinued operations	83,359	(118,568)
Income and other tax (expense) benefit	(222)	(405)
(Loss) from investments in unconsolidated entities	(1,409)	(46,366)
Net (loss) on sales of land parcels	(30)	—
Income (loss) from continuing operations	81,698	(165,339)
Discontinued operations, net	1,034	1,226,373
Net income	82,732	1,061,034
Net (income) attributable to Noncontrolling Interests:
Operating Partnership	(3,093)	(43,323)
Partially Owned Properties	(504)	(25)
Net income attributable to controlling interests	79,135	1,017,686
Preferred distributions	(1,036)	(1,036)
Net income available to Common Shares	$78,099	$1,016,650

Earnings per share – basic:
Income (loss) from continuing operations available to Common Shares	$0.21	$(0.47)
Net income available to Common Shares	$0.22	$3.01
Weighted average Common Shares outstanding	360,470	337,532

Earnings per share – diluted:
Income (loss) from continuing operations available to Common Shares	$0.21	$(0.47)
Net income available to Common Shares	$0.22	$3.01
Weighted average Common Shares outstanding	376,384	337,532

Distributions declared per Common Share outstanding	$0.50	$0.40

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2014	2013
Net income	$82,732	$1,061,034
Net (income) attributable to Noncontrolling Interests –
Partially Owned Properties	(504)	(25)
Preferred distributions	(1,036)	(1,036)
Net income available to Common Shares and Units	81,192	1,059,973

Adjustments:
Depreciation	185,167	196,222
Depreciation – Non-real estate additions	(1,188)	(1,216)
Depreciation – Partially Owned Properties	(1,068)	(1,275)
Depreciation – Unconsolidated Properties	1,603	260
Discontinued operations:
Depreciation	—	23,816
Net (gain) on sales of discontinued operations	(71)	(1,198,922)
Gain on sale of Equity Corporate Housing (ECH)	—	250
FFO available to Common Shares and Units (1) (3) (4)	265,635	79,108

Adjustments (see page 23 for additional detail):
Asset impairment and valuation allowances	—	—
Property acquisition costs and write-off of pursuit costs	474	67,668
Debt extinguishment (gains) losses, including prepayment penalties, preferred share
redemptions and non-cash convertible debt discounts	—	79,643
(Gains) losses on sales of non-operating assets, net of income and other tax expense
(benefit)	9	(250)
Other miscellaneous non-comparable items	(463)	—
Normalized FFO available to Common Shares and Units (2) (3) (4)	$265,655	$226,169

FFO (1) (3)	$266,671	$80,144
Preferred distributions	(1,036)	(1,036)
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$265,635	$79,108
FFO per share and Unit - basic	$0.71	$0.23
FFO per share and Unit - diluted	$0.71	$0.22

Normalized FFO (2) (3)	$266,691	$227,205
Preferred distributions	(1,036)	(1,036)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$265,655	$226,169
Normalized FFO per share and Unit - basic	$0.71	$0.64
Normalized FFO per share and Unit - diluted	$0.71	$0.64

Weighted average Common Shares and Units outstanding - basic	374,201	351,255
Weighted average Common Shares and Units outstanding - diluted	376,384	353,656

Note:
See page 23 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 25 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Investment in real estate
Land	$6,281,124	$6,192,512
Depreciable property	19,623,472	19,226,047
Projects under development	865,177	988,867
Land held for development	295,357	393,522
Investment in real estate	27,065,130	26,800,948
Accumulated depreciation	(4,992,877)	(4,807,709)
Investment in real estate, net	22,072,253	21,993,239
Cash and cash equivalents	37,209	53,534
Investments in unconsolidated entities	205,068	178,526
Deposits – restricted	91,081	103,567
Escrow deposits – mortgage	43,995	42,636
Deferred financing costs, net	55,754	58,486
Other assets	384,271	404,557
Total assets	$22,889,631	$22,834,545

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$5,167,626	$5,174,166
Notes, net	5,477,656	5,477,088
Lines of credit	298,000	115,000
Accounts payable and accrued expenses	161,838	118,791
Accrued interest payable	78,140	78,309
Other liabilities	321,043	347,748
Security deposits	72,735	71,592
Distributions payable	187,759	243,511
Total liabilities	11,764,797	11,626,205

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	405,276	363,144
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 1,000,000 shares issued and outstanding as of March 31, 2014 and December 31, 2013	50,000	50,000
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 361,148,189 shares issued and outstanding as of March 31, 2014 and 360,479,260 shares issued and outstanding as of December 31, 2013	3,611	3,605
Paid in capital	8,541,046	8,561,500
Retained earnings	1,944,798	2,047,258
Accumulated other comprehensive (loss)	(162,894)	(155,162)
Total shareholders’ equity	10,376,561	10,507,201
Noncontrolling Interests:
Operating Partnership	215,339	211,412
Partially Owned Properties	127,658	126,583
Total Noncontrolling Interests	342,997	337,995
Total equity	10,719,558	10,845,196
Total liabilities and equity	$22,889,631	$22,834,545

Equity Residential
Portfolio Summary
As of March 31, 2014

			% of	Average
		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI (1)	Rate (2)

Core:
Washington DC	57	18,652	18.6%	$2,222
New York	38	10,330	16.7%	3,771
San Francisco	51	13,208	13.0%	2,281
Los Angeles	59	12,670	12.1%	2,125
Boston	34	7,816	10.1%	2,806
South Florida	36	11,731	7.4%	1,586
Seattle	40	8,116	6.7%	1,833
Denver	19	6,935	4.4%	1,352
San Diego	13	3,505	3.1%	1,938
Orange County, CA	11	3,490	2.9%	1,738
Subtotal – Core	358	96,453	95.0%	2,231

Non-Core:
Inland Empire, CA	10	3,081	2.1%	1,530
Orlando	10	3,383	1.7%	1,143
All Other Markets	16	3,561	1.2%	1,152
Subtotal – Non-Core	36	10,025	5.0%	1,265
Total	394	106,478	100.0%	2,138

Military Housing	2	5,059	—	—

Grand Total	396	111,537	100.0%	$2,138

Note: Projects under development are not included in the Portfolio Summary until construction has been completed.

(1) % of Stabilized NOI includes budgeted 2014 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the last month of the period presented.

1st Quarter 2014 Earnings Release	7

Equity Residential

Portfolio as of March 31, 2014

	Properties	Apartment Units

Wholly Owned Properties	367	99,936
Master-Leased Properties - Consolidated	3	853
Partially Owned Properties - Consolidated	20	4,020
Partially Owned Properties - Unconsolidated	4	1,669
Military Housing	2	5,059

	396	111,537

______________________________________________________________________________________________________

Portfolio Rollforward Q1 2014
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

12/31/2013	390	109,855
Acquisitions:
Rental Properties - Consolidated	1	430	$143,000	4.9%
Land Parcel - Consolidated	—	—	$5,500
Completed Developments - Consolidated	5	1,290
Configuration Changes	—	(38)

3/31/2014	396	111,537

1st Quarter 2014 Earnings Release	8

Equity Residential

First Quarter 2014 vs. First Quarter 2013
Same Store Results/Statistics for 100,984 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q1 2014	$613,878	$218,239	$395,639	$2,133	95.1%	11.3%
Q1 2013	$590,452	$211,485	$378,967	$2,053	95.0%	12.1%

Change	$23,426	$6,754	$16,672	$80	0.1%	(0.8%)

Change	4.0%	3.2%	4.4%	3.9%
_______________________________________________________________________________________________________

First Quarter 2014 vs. Fourth Quarter 2013
Same Store Results/Statistics for 101,494 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q1 2014	$616,874	$219,200	$397,674	$2,132	95.1%	11.3%
Q4 2013	$613,776	$202,649	$411,127	$2,116	95.3%	12.2%

Change	$3,098	$16,551	$(13,453)	$16	(0.2%)	(0.9%)

Change	0.5%	8.2%	(3.3%)	0.8%

Note: Same store results/statistics include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 25 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

1st Quarter 2014 Earnings Release	9

Equity Residential
First Quarter 2014 vs. First Quarter 2013
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year's Quarter
		Q1 2014 % of Actual NOI	Q1 2014 Average Rental Rate (1)	Q1 2014 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	17,553	18.5%	$2,219	94.5%	(0.5%)	4.2%	(2.8%)	(0.3%)	(0.3%)
New York	10,330	16.4%	3,762	95.6%	3.0%	7.2%	0.1%	2.8%	0.2%
San Francisco	12,764	13.8%	2,238	94.8%	8.4%	(5.3%)	16.7%	8.0%	0.3%
Los Angeles	11,139	10.9%	2,076	95.2%	4.6%	(1.0%)	7.9%	4.6%	(0.1%)
Boston (2)	7,722	10.1%	2,812	95.1%	4.8%	9.6%	2.3%	3.8%	0.9%
South Florida	10,834	7.6%	1,564	95.3%	4.8%	3.1%	5.8%	4.5%	0.1%
Seattle	7,411	6.3%	1,786	95.0%	6.7%	4.3%	7.9%	6.4%	0.2%
Denver	6,935	4.8%	1,344	95.2%	6.6%	3.2%	7.9%	7.1%	(0.5%)
San Diego	3,505	3.3%	1,926	95.0%	4.4%	2.5%	5.4%	3.8%	0.6%
Orange County, CA	3,490	3.1%	1,744	95.1%	4.5%	(2.8%)	7.8%	4.8%	(0.3%)
Subtotal – Core	91,683	94.8%	2,221	95.0%	4.0%	3.1%	4.5%	3.9%	0.1%

Non-Core:
Inland Empire, CA	3,081	2.3%	1,536	95.5%	4.5%	5.8%	3.8%	3.4%	0.9%
Orlando	3,383	1.8%	1,141	94.8%	1.8%	0.9%	2.3%	3.3%	(1.4%)
All Other Markets	2,837	1.1%	1,124	96.0%	2.8%	8.3%	(2.7%)	1.5%	1.2%
Subtotal – Non-Core	9,301	5.2%	1,267	95.4%	3.1%	5.1%	1.9%	2.9%	0.2%

Total	100,984	100.0%	$2,133	95.1%	4.0%	3.2%	4.4%	3.9%	0.1%

Note: Same store results/statistics include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

(2) Quarter over quarter same store revenues in Boston were positively impacted by non-residential related income. Residential-only same store revenues increased in Boston 3.6% quarter over quarter.

1st Quarter 2014 Earnings Release	10

Equity Residential
First Quarter 2014 vs. Fourth Quarter 2013
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Quarter
		Q1 2014 % of Actual NOI	Q1 2014 Average Rental Rate (1)	Q1 2014 Weighted Average Occupancy %
								Average
	Apartment							Rental
Markets/Metro Areas	Units				Revenues	Expenses	NOI	Rate (1)	Occupancy

Core:
Washington DC	17,741	18.6%	$2,223	94.5%	(0.7%)	12.7%	(6.4%)	(0.2%)	(0.5%)
New York	10,330	16.3%	3,762	95.6%	0.6%	14.4%	(7.3%)	1.1%	(0.4%)
San Francisco	12,764	13.7%	2,238	94.8%	1.2%	0.6%	1.5%	1.8%	(0.6%)
Los Angeles	11,139	10.8%	2,076	95.2%	1.0%	2.5%	0.2%	0.9%	(0.1%)
Boston (2)	7,722	10.0%	2,812	95.1%	(0.5%)	17.4%	(8.3%)	0.2%	(0.7%)
South Florida	10,834	7.6%	1,564	95.3%	1.9%	2.9%	1.4%	1.9%	0.0%
Seattle	7,733	6.6%	1,785	95.0%	1.3%	5.9%	(0.9%)	1.1%	0.3%
Denver	6,935	4.8%	1,344	95.2%	1.1%	(0.3%)	1.6%	1.1%	(0.1%)
San Diego	3,505	3.3%	1,926	95.0%	(0.3%)	0.2%	(0.5%)	0.5%	(0.7%)
Orange County, CA	3,490	3.1%	1,744	95.1%	0.2%	2.6%	(0.7%)	0.9%	(0.7%)
Subtotal – Core	92,193	94.8%	2,220	95.0%	0.5%	8.1%	(3.2%)	0.8%	(0.3%)

Non-Core:
Inland Empire, CA	3,081	2.3%	1,536	95.5%	0.9%	(0.4%)	1.5%	1.3%	(0.3%)
Orlando	3,383	1.8%	1,141	94.8%	0.3%	6.9%	(3.2%)	0.3%	0.0%
All Other Markets	2,837	1.1%	1,124	96.0%	0.9%	22.8%	(15.5%)	0.1%	0.8%
Subtotal – Non-Core	9,301	5.2%	1,267	95.4%	0.7%	9.4%	(4.2%)	0.6%	0.1%

Total	101,494	100.0%	$2,132	95.1%	0.5%	8.2%	(3.3%)	0.8%	(0.2%)

Note: Same store results/statistics include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

(2) Sequential same store revenues in Boston were positively impacted by non-residential related income. Residential-only same store revenues decreased in Boston 1.2% sequentially.

1st Quarter 2014 Earnings Release	11

Equity Residential

First Quarter 2014 vs. First Quarter 2013
Same Store Operating Expenses for 100,984 Same Store Apartment Units
$ in thousands
					% of Actual Q1 2014 Operating Expenses

	Actual Q1 2014	Actual Q1 2013	$ Change	% Change

Real estate taxes	$72,828	$68,603	$4,225	6.2%	33.4%
On-site payroll (1)	43,674	45,499	(1,825)	(4.0%)	20.0%
Utilities (2)	38,262	33,414	4,848	14.5%	17.5%
Repairs and maintenance (3)	25,940	25,217	723	2.9%	11.9%
Property management costs (4)	19,030	19,485	(455)	(2.3%)	8.7%
Insurance	6,246	6,321	(75)	(1.2%)	2.9%
Leasing and advertising	2,568	3,030	(462)	(15.2%)	1.2%
Other on-site operating expenses (5)	9,691	9,916	(225)	(2.3%)	4.4%

Same store operating expenses	$218,239	$211,485	$6,754	3.2%	100.0%

Note: Same store operating results include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

1st Quarter 2014 Earnings Release	12

Equity Residential

Debt Summary as of March 31, 2014
(Amounts in thousands)
				Weighted Average Maturities (years)
			Weighted Average Rates (1)

	Amounts (1)	% of Total

Secured	$5,167,626	47.2%	4.22%	8.2
Unsecured	5,775,656	52.8%	4.70%	4.3

Total	$10,943,282	100.0%	4.47%	6.1

Fixed Rate Debt:
Secured – Conventional	$4,386,084	40.1%	4.84%	6.7
Unsecured – Public/Private	4,727,656	43.2%	5.49%	4.8

Fixed Rate Debt	9,113,740	83.3%	5.18%	5.7

Floating Rate Debt:
Secured – Conventional	56,868	0.5%	2.21%	0.5
Secured – Tax Exempt	724,674	6.6%	0.63%	17.0
Unsecured – Public/Private	750,000	6.9%	1.33%	0.8
Unsecured – Revolving Credit Facility	298,000	2.7%	0.98%	4.0

Floating Rate Debt	1,829,542	16.7%	1.02%	7.9

Total	$10,943,282	100.0%	4.47%	6.1

(1) Net of the effect of any derivative instruments. Weighted average rates are for the quarter ended March 31, 2014.

Note: The Company capitalized interest of approximately $12.8 million and $8.4 million during the quarters ended March 31, 2014 and 2013, respectively.
______________________________________________________________________________________________________

Debt Maturity Schedule as of March 31, 2014
(Amounts in thousands)
						Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)	Floating Rate (1)
Year				Total	% of Total

2014	$509,160	$48,883		$558,043	5.1%	5.25%	5.02%
2015	420,448	750,000	(2)	1,170,448	10.7%	6.28%	3.11%
2016	1,193,250	—		1,193,250	10.9%	5.34%	5.34%
2017	1,346,734	456		1,347,190	12.3%	6.16%	6.16%
2018	84,359	395,659	(3)	480,018	4.4%	5.61%	1.75%
2019	806,644	20,766		827,410	7.6%	5.48%	5.35%
2020	1,678,601	809		1,679,410	15.3%	5.49%	5.49%
2021	1,195,242	856		1,196,098	10.9%	4.63%	4.64%
2022	228,933	905		229,838	2.1%	3.17%	3.18%
2023	1,303,079	956		1,304,035	11.9%	3.75%	3.75%
2024+	297,925	674,988		972,913	8.9%	6.25%	2.23%
Premium/(Discount)	49,365	(64,736)		(15,371)	(0.1%)	N/A	N/A

Total	$9,113,740	$1,829,542		$10,943,282	100.0%	5.20%	4.46%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of March 31, 2014.

(2) Includes the Company's $750.0 million unsecured term loan facility that matures on January 11, 2015 and is subject to a one-year extension option exercisable by the Company.

(3) Includes $298.0 million outstanding on the Company's unsecured revolving credit facility. As of March 31, 2014, there was approximately $2.17 billion available on this facility.

1st Quarter 2014 Earnings Release	13

Equity Residential
Unsecured Debt Summary as of March 31, 2014
(Amounts in thousands)

					Unamortized Premium/(Discount)
	Coupon Rate	Due Date		Face Amount		Net Balance

Fixed Rate Notes:
	5.250%	09/15/14		$500,000	$(28)	$499,972
	6.584%	04/13/15		300,000	(110)	299,890
	5.125%	03/15/16		500,000	(103)	499,897
	5.375%	08/01/16		400,000	(433)	399,567
	5.750%	06/15/17		650,000	(1,653)	648,347
	7.125%	10/15/17		150,000	(230)	149,770
	4.750%	07/15/20		600,000	(2,861)	597,139
	4.625%	12/15/21		1,000,000	(2,921)	997,079
	3.000%	04/15/23		500,000	(4,005)	495,995
	7.570%	08/15/26		140,000	—	140,000

				4,740,000	(12,344)	4,727,656
Floating Rate Notes:
Term Loan Facility	LIBOR+1.20%	01/11/15	(1)(2)	750,000	—	750,000

				750,000	—	750,000

Revolving Credit Facility:	LIBOR+1.05%	04/01/18	(1)(3)	298,000	—	298,000

Total Unsecured Debt				$5,788,000	$(12,344)	$5,775,656

(1)	Facilities are private. All other unsecured debt is public.

(2)
Represents the Company's $750.0 million unsecured term loan facility. The maturity date of January 11, 2015 is subject to a one-year extension option exercisable by the Company. The interest rate on advances under the term loan facility will generally be LIBOR plus a spread (currently 1.20%), which is dependent on the credit rating of the Company's long-term debt.

(3)
Represents the Company's $2.5 billion unsecured revolving credit facility maturing April 1, 2018. The interest rate on advances under the new credit facility will generally be LIBOR plus a spread (currently 1.05%) and an annual facility fee (currently 15 basis points). Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of March 31, 2014, there was approximately $2.17 billion available on the Company's unsecured revolving credit facility.

1st Quarter 2014 Earnings Release	14

Equity Residential

Selected Unsecured Public Debt Covenants
	March 31, 2014	December 31, 2013

Total Debt to Adjusted Total Assets (not to exceed 60%)	40.3%	40.0%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	19.0%	19.2%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	3.12	3.07

Total Unsecured Assets to Unsecured Debt
(must be at least 150%)	322.5%	326.9%

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

1st Quarter 2014 Earnings Release	15

Equity Residential

Capital Structure as of March 31, 2014
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$5,167,626	47.2%
Unsecured Debt			5,775,656	52.8%

Total Debt			10,943,282	100.0%	33.4%

Common Shares (includes Restricted Shares)	361,148,189	96.2%
Units (includes OP Units and LTIP Units)	14,375,319	3.8%

Total Shares and Units	375,523,508	100.0%
Common Share Price at March 31, 2014	$57.99
			21,776,608	99.8%
Perpetual Preferred Equity (see below)			50,000	0.2%

Total Equity			21,826,608	100.0%	66.6%

Total Market Capitalization			$32,769,890		100.0%

__________________________________________________________________________________________________________________________________________

Perpetual Preferred Equity as of March 31, 2014
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145

Total Perpetual Preferred Equity		1,000,000	$50,000		$4,145

1st Quarter 2014 Earnings Release	16

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	Q1 2014	Q1 2013

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	360,470,366	337,532,330
Shares issuable from assumed conversion/vesting of (1):
- OP Units	13,730,577	—
- long-term compensation shares/units	2,183,239	—

Total Common Shares and Units - diluted (1)	376,384,182	337,532,330

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	360,470,366	337,532,330
OP Units - basic	13,730,577	13,722,414

Total Common Shares and OP Units - basic	374,200,943	351,254,744
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	2,183,239	2,400,834

Total Common Shares and Units - diluted	376,384,182	353,655,578

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	361,148,189	360,063,675
Units (includes OP Units and LTIP Units)	14,375,319	14,226,725

Total Shares and Units	375,523,508	374,290,400

(1)
Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations during the quarter ended March 31, 2013.

1st Quarter 2014 Earnings Release	17

Equity Residential
Partially Owned Entities as of March 31, 2014
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated				Unconsolidated
	Development Projects				Development Projects
	Held for and/or Under Development (4)				Held for and/or Under Development (4)	Completed, Not Stabilized (5)	Operating
		Completed, Not Stabilized (5)
			Operating	Total				Total

Total projects (1)	—	1	19	20	—	3	1	4

Total apartment units (1)	—	268	3,752	4,020	—	1,333	336	1,669

Operating information for the quarter ended 3/31/14 (at 100%):
Operating revenue	$—	$468	$21,308	$21,776	$—	$4,528	$1,353	$5,881
Operating expenses	77	204	6,453	6,734	44	1,917	559	2,520

Net operating (loss) income	(77)	264	14,855	15,042	(44)	2,611	794	3,361
Depreciation	—	—	5,363	5,363	—	2,782	447	3,229
General and administrative/other	(9)	116	12	119	—	12	43	55

Operating (loss) income	(68)	148	9,480	9,560	(44)	(183)	304	77
Interest and other income	—	—	3	3	—	—	—	—
Other expenses	(42)	—	(7)	(49)	—	—	—	—
Interest:
Expense incurred, net	—	—	(3,887)	(3,887)	—	(1,992)	(279)	(2,271)
Amortization of deferred financing costs	—	—	(88)	(88)	—	(3)	—	(3)

(Loss) income before income and other taxes and (loss) from investments in unconsolidated entities

	(110)	148	5,501	5,539	(44)	(2,178)	25	(2,197)
Income and other tax (expense) benefit	—	—	(36)	(36)	—	—	—	—
(Loss) from investments in unconsolidated entities	—	—	(419)	(419)	—	—	—	—
Net (loss) income	$(110)	$148	$5,046	$5,084	$(44)	$(2,178)	$25	$(2,197)

Debt - Secured (2):
EQR Ownership (3)	$—	$—	$281,974	$281,974	$808	$56,716	$6,082	$63,606
Noncontrolling Ownership	—	—	78,243	78,243	15,346	119,516	24,328	159,190

Total (at 100%)	$—	$—	$360,217	$360,217	$16,154	$176,232	$30,410	$222,796

(1)	Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2)	All debt is non-recourse to the Company with the exception of 50% of the current $16.2 million outstanding debt balance on one unconsolidated development project.

(3)	Represents the Company's current equity ownership interest.

(4)	See Projects Under Development - Partially Owned on page 19 for consolidated projects and Projects Under Development - Unconsolidated on page 20 for further information.

(5)
Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing. See Projects Completed, Not Stabilized - Partially Owned on page 19 for consolidated projects and Projects Completed, Not Stabilized - Unconsolidated on page 20 for further information.

Note:
The above table excludes the Company's interests in unconsolidated joint ventures entered into with AvalonBay ("AVB") in connection with the Archstone transaction. These ventures own certain non-core Archstone assets that are held for sale and succeeded to certain residual Archstone liabilities, such as liability for various employment-related matters as well as responsibility for tax protection arrangements and third-party preferred interests in former Archstone subsidiaries. The preferred interests have an aggregate liquidation value of $79.3 million at March 31, 2014. The ventures are owned 60% by the Company and 40% by AVB.

1st Quarter 2014 Earnings Release	18

Equity Residential
Consolidated Development and Lease-Up Projects as of March 31, 2014
(Amounts in thousands except for project and apartment unit amounts)

Projects	Location	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Wholly Owned:
Residences at Westgate II (formerly Westgate III)	Pasadena, CA	88	$54,037	$33,514	$33,514	$—	44%	—	—	Q3 2014	Q1 2015
Residences at Westgate I (formerly Westgate II)	Pasadena, CA	252	125,293	108,583	108,583	—	81%	9%	6%	Q3 2014	Q2 2015
170 Amsterdam (2)	New York, NY	236	110,892	58,457	58,457	—	50%	—	—	Q1 2015	Q1 2016
Azure (at Mission Bay)	San Francisco, CA	273	189,090	80,257	80,257	—	35%	—	—	Q3 2015	Q4 2016
West Seattle	Seattle, WA	206	67,112	20,745	20,745	—	8%	—	—	Q4 2015	Q3 2016
Tallman	Seattle, WA	303	84,277	29,241	29,241	—	14%	—	—	Q4 2015	Q2 2017
Village at Howard Hughes	Los Angeles, CA	545	193,231	56,006	56,006	—	2%	—	—	Q2 2016	Q2 2017
Millikan	Irvine, CA	344	102,331	17,490	17,490	—	1%	—	—	Q2 2016	Q3 2017
Potrero	San Francisco, CA	453	224,474	46,094	46,094	—	1%	—	—	Q2 2016	Q3 2017
Tasman	San Jose, CA	554	214,923	70,287	70,287	—	19%	—	—	Q2 2016	Q2 2018
Rincon Hill	San Francisco, CA	348	287,454	54,885	54,885	—	1%	—	—	Q3 2016	Q1 2018
Projects Under Development - Wholly Owned		3,602	1,653,114	575,559	575,559	—

Projects Under Development - Partially Owned:
400 Park Avenue South (3)	New York, NY	269	251,961	186,731	186,731	—	70%	—	—	Q2 2015	Q1 2016
Projects Under Development - Partially Owned		269	251,961	186,731	186,731	—

Projects Under Development		3,871	1,905,075	762,290	762,290	—

Completed Not Stabilized - Wholly Owned (4):
Gaithersburg Station (5)	Gaithersburg, MD	389	93,000	92,044	—	89,269		96%	95%	Completed	Q2 2014
Breakwater at Marina Del Rey (2) (6)	Marina Del Rey, CA	224	87,949	87,595	—	27,000		91%	89%	Completed	Q3 2014
Oasis at Delray Beach II	Delray Beach, FL	128	22,239	21,960	—	—		77%	70%	Completed	Q3 2014
Reserve at Town Center III	Mill Creek, WA	95	21,330	20,874	—	—		39%	26%	Completed	Q4 2014
1111 Belle Pre (formerly The Madison)	Alexandria, VA	360	114,072	108,438	—	—		48%	39%	Completed	Q2 2015
Jia (formerly Chinatown Gateway)	Los Angeles, CA	280	92,920	88,403	—	—		17%	13%	Completed	Q3 2015
Urbana (formerly Market Street Landing)	Seattle, WA	287	90,024	82,807	—	—		18%	13%	Completed	Q3 2015
Projects Completed Not Stabilized - Wholly Owned		1,763	521,534	502,121	—	116,269

Completed Not Stabilized - Partially Owned (4):
Park Aire (formerly Enclave at Wellington) (7)	Wellington, FL	268	50,000	48,319	—	—		56%	51%	Completed	Q1 2015
Projects Completed Not Stabilized - Partially Owned		268	50,000	48,319	—	—

Projects Completed Not Stabilized		2,031	571,534	550,440	—	116,269

Total Consolidated Projects		5,902	$2,476,609	$1,312,730	$762,290	$116,269

Land Held for Development		N/A	N/A	$295,357	$295,357	$—

							Total Capital Cost (1)	Q1 2014 NOI
NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS
Projects Under Development							$1,905,075	$(60)
Completed Not Stabilized							571,534	2,109
Completed and Stabilized During the Quarter							—	—
Total Consolidated Development NOI Contribution							$2,476,609	$2,049

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)			170 Amsterdam and Breakwater at Marina Del Rey – The land under these developments are subject to long term ground leases.

(3)
400 Park Avenue South – The Company is jointly developing with Toll Brothers (NYSE: TOL) a project at 400 Park Avenue South in New York City with the Company's rental portion on floors 2-22 and Toll's for sale portion on floors 23-40. The total capital cost and total book value to date represent only the Company's portion of the project. Toll Brothers has funded $102.9 million for their allocated share of the project.

(4)			Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(5)			Gaithersburg Station – This project has a non-recourse loan with a current outstanding balance of $89.3 million, bears interest at 5.24% and matures April 1, 2053.

(6)
Breakwater at Marina Del Rey – The Company has substantially completed renovations of this property. The non-recourse loan has a current outstanding balance of $27.0 million, bears interest at LIBOR plus 1.75% and matures September 1, 2014.

(7)			Park Aire – The Company has a 95.0% ownership interest in this project.

1st Quarter 2014 Earnings Release	19

Equity Residential
Unconsolidated Development and Lease-Up Projects as of March 31, 2014
(Amounts in thousands except for project and apartment unit amounts)

Projects	Location	Percentage Ownership	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Unconsolidated:
1333 Powell (formerly Parkside at Emeryville) (2)	Emeryville, CA	5.0%	176	$75,000	$49,332	$49,332	$16,154	58%	—	—	Q4 2014	Q4 2015
Projects Under Development - Unconsolidated			176	75,000	49,332	49,332	16,154

Projects Under Development			176	75,000	49,332	49,332	16,154

Completed Not Stabilized - Unconsolidated (3):
San Norterra (4)	Phoenix, AZ	85.0%	388	53,250	52,643	—	33,030		100%	97%	Completed	Q2 2014
Nexus Sawgrass (formerly Sunrise Village) (5)	Sunrise, FL	20.0%	501	79,000	78,506	—	48,189		84%	78%	Completed	Q3 2014
Domain (5)	San Jose, CA	20.0%	444	154,570	154,114	—	95,013		64%	59%	Completed	Q3 2015
Projects Completed Not Stabilized - Unconsolidated			1,333	286,820	285,263	—	176,232

Projects Completed Not Stabilized			1,333	286,820	285,263	—	176,232

Total Unconsolidated Projects			1,509	$361,820	$334,595	$49,332	$192,386

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)
1333 Powell – Construction of this project is being partially funded with a construction loan. 1333 Powell has a maximum debt commitment of $39.5 million, the loan bears interest at LIBOR plus 2.25% and matures August 14, 2015. The Company has given a repayment guaranty on the construction loan of 50% of the outstanding balance, up to a maximum of $19.7 million, and has given certain construction cost overrun guarantees.

(3)				Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(4)
San Norterra – Construction of this project was partially funded with a non-recourse construction loan. San Norterra has a maximum debt commitment of $34.8 million, the loan bears interest at LIBOR plus 2.00% and matures January 6, 2015.

(5)
Nexus Sawgrass and Domain – These development projects are owned 20% by the Company and 80% by an institutional partner in two separate unconsolidated joint ventures. Total project costs are approximately $233.6 million and construction was predominantly funded with two separate long-term, non-recourse secured loans from the partner. The Company was responsible for constructing the projects and has given certain construction cost overrun guarantees but currently has no further funding obligations. Nexus Sawgrass has a maximum debt commitment of $48.7 million, the loan bears interest at 5.60% and matures January 1, 2021. Domain has a maximum debt commitment of $98.6 million, the loan bears interest at 5.75% and matures January 1, 2022.

1st Quarter 2014 Earnings Release	20

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Quarter Ended March 31, 2014
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties (6)	100,984	$25,940	$257	$21,067	$209	$47,007	$466	$14,926	$148	$16,220	$160	$31,146	$308	(9)	$78,153	$774

Non-Same Store Properties (7)	3,825	530	197	308	114	838	311	45	17	999	370	1,044	387		1,882	698

Other (8)	—	—		143		143		1		—		1			144

Total	104,809	$26,470		$21,518		$47,988		$14,972		$17,219		$32,191			$80,179

(1)
Total Apartment Units - Excludes 1,669 unconsolidated apartment units and 5,059 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)		Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $7.9 million spent in Q1 2014 on apartment unit renovations/rehabs (primarily kitchens and baths) on 980 same store apartment units (equating to about $8,100 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2014, the Company expects to spend approximately $45.0 million for all unit renovation/rehab costs (primarily on same store properties) at a weighted average cost of $8,500 per apartment unit rehabbed.

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)
Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2013, less properties subsequently sold. Also includes 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(7)
Non-Same Store Properties - Primarily includes all properties acquired during 2013 and 2014, plus any properties in lease-up and not stabilized as of January 1, 2013, but excludes 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company. Per apartment unit amounts are based on a weighted average of 2,698 apartment units.

(8)		Other - Primarily includes expenditures for properties sold.

(9)
For 2014, the Company estimates that it will spend approximately $1,700 per apartment unit of capital expenditures, inclusive of apartment unit renovation/rehab costs, or $1,250 per apartment unit excluding apartment unit renovation/rehab costs.

1st Quarter 2014 Earnings Release	21

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Quarter Ended March 31,
	2014	2013

REVENUES
Rental income	$1,023	$81,782

Total revenues	1,023	81,782

EXPENSES (1)
Property and maintenance	48	20,424
Real estate taxes and insurance	13	8,594
Property management	—	1
Depreciation	—	23,816
General and administrative	5	8

Total expenses	66	52,843

Discontinued operating income	957	28,939

Interest and other income	35	52
Other expenses	—	(2)
Interest (2):
Expense incurred, net	—	(1,252)
Amortization of deferred financing costs	—	(228)
Income and other tax (expense) benefit	(29)	(58)

Discontinued operations	963	27,451
Net gain on sales of discontinued operations	71	1,198,922

Discontinued operations, net	$1,034	$1,226,373

(1) Includes expenses paid in the current period for properties sold in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold.

1st Quarter 2014 Earnings Release	22

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations
	Normalized
	FFO Reconciliations
	Guidance Q1 2014
	to Actual Q1 2014

	Amounts	Per Share
Guidance Q1 2014 Normalized FFO - Diluted (2) (3)	$264,638	$0.704
Property NOI	807	0.002
Other	210	—

Actual Q1 2014 Normalized FFO - Diluted (2) (3)	$265,655	$0.706
_________________________________________________________________________________________________

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Quarter Ended March 31,
	2014	2013	Variance
Impairment	$—	$—	$—
Asset impairment and valuation allowances	—	—	—

Archstone direct acquisition costs (other expenses) (A)	(30)	19,092	(19,122)
Archstone indirect costs (loss from investments in unconsolidated entities) (B)	3	46,011	(46,008)
Property acquisition costs (other expenses)	49	32	17
Write-off of pursuit costs (other expenses)	452	2,533	(2,081)
Property acquisition costs and write-off of pursuit costs	474	67,668	(67,194)

Prepayment premiums/penalties (interest expense)	—	71,443	(71,443)
Write-off of unamortized deferred financing costs (interest expense)	—	4,123	(4,123)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	—	4,077	(4,077)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	—	79,643	(79,643)

Net loss on sales of land parcels	30	—	30
(Gain) on sale of Equity Corporate Housing (ECH)	—	(250)	250
(Gain) on sale of investment securities	(21)	—	(21)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	9	(250)	259

Insurance/litigation settlement proceeds (interest and other income)	(463)	—	(463)
Other miscellaneous non-comparable items	(463)	—	(463)

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$20	$147,061	$(147,041)

(A) Archstone direct acquisition costs primarily includes items such as investment banking and legal/accounting fees that were incurred directly by the Company.

(B) Archstone indirect costs primarily includes the Company's 60% share of items such as severance and retention obligations, office leases and German operations/sales that were incurred indirectly through the Company's interest in unconsolidated joint ventures with AvalonBay.

Note: See page 25 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

1st Quarter 2014 Earnings Release	23

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties, property acquisition costs and the write-off of pursuit costs, are not included in the estimates provided on this page. See page 25 for the definitions, the footnotes referenced below and the reconciliations of EPS to FFO and Normalized FFO.

2014 Normalized FFO Guidance (per share diluted)

	Q2 2014	2014

Expected Normalized FFO (2) (3)	$0.74 to $0.78	$3.03 to $3.13

2014 Same Store Assumptions

Physical occupancy		95.4%
Revenue change		3.0% to 4.0%
Expense change		2.0% to 3.0%
NOI change		3.50% to 4.75%

(Note: The same store guidance above includes 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company. 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO/Normalized FFO)

2014 Transaction Assumptions

Consolidated rental acquisitions		$500.0 million
Consolidated rental dispositions		$500.0 million
Capitalization rate spread		100 basis points

2014 Debt Assumptions

Weighted average debt outstanding		$10.9 billion to $11.2 billion
Weighted average interest rate (reduced for capitalized interest)		4.12%
Interest expense		$449.1 million to $461.4 million

2014 Other Guidance Assumptions

General and administrative expense		$50.0 million to $52.0 million
Interest and other income		$0.5 million
Income and other tax expense		$1.0 million to $2.0 million
Debt offerings		$500.0 million
Equity ATM share offerings		No amounts budgeted
Preferred share offerings		No amounts budgeted
Weighted average Common Shares and Units - Diluted		376.8 million

1st Quarter 2014 Earnings Release	24

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 5, 23 and 24
			Expected Q2 2014 Per Share	Expected 2014 Per Share
	Expected Q1 2014
	Amounts	Per Share

Expected Earnings - Diluted (5)	$93,769	$0.249	$0.38 to $0.42	$1.55 to $1.65
Add: Expected depreciation expense	171,127	0.455	0.47	1.95
Less: Expected net gain on sales (5)	—	—	(0.12)	(0.49)

Expected FFO - Diluted (1) (3)	264,896	0.704	0.73 to 0.77	$3.01 to $3.11

Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	(258)	—	0.01	0.02
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	—	—	—	—
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	—	—	—	—
Other miscellaneous non-comparable items	—	—	—	—

Expected Normalized FFO - Diluted (2) (3)	$264,638	$0.704	$0.74 to $0.78	$3.03 to $3.13

Definitions and Footnotes for Pages 5, 23 and 24

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs;
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The Company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)
Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 9

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the First Quarter 2014 Same Store Properties:
	Quarter Ended March 31,
	2014	2013

Operating income	$199,252	$104,246
Adjustments:
Archstone pre-ownership operating results	—	55,694
Non-same store operating results	(5,301)	6,824
Fee and asset management revenue	(2,717)	(2,160)
Fee and asset management expense	1,662	1,646
Depreciation	185,167	196,222
General and administrative	17,576	16,495

Same store NOI	$395,639	$378,967

1st Quarter 2014 Earnings Release	25